Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Plan’s Administration Committee of
Citigroup Inc.:
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No 333-148844) of Citigroup Inc. of our report dated June 23, 2009 with respect to the financial statements of the Citigroup 401(k) Plan (the Plan) as of and for the years ended December 31, 2008 and 2007, and the related supplemental schedules, which appear in the December 31, 2008 annual report on Form 11-K of the Plan.
/s/ KPMG LLP
New York, New York
June 24, 2009

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